Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-200853) on Form S-8 of our report dated June 25, 2015, which appears in this annual report on Form 11-K of The Pep Boys Savings Plan for the year ended December 31, 2014.

/s/ Baker Tilly Virchow Krause, LLP
Philadelphia, Pennsylvania
June 25, 2015